                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

                                                              JURISDICTION OF
NAME                                                           INCORPORATION
----                                                          ---------------
dELiA*s Operating Company...................................  Delaware
dELiA*s Distribution Company................................  Delaware
dELiA*s Retail Company......................................  Delaware
dELiA*s Group Inc...........................................  Delaware
dELiA*s Foreign Sales Corporation...........................  Barbados
iTurf Finance Company.......................................  Delaware
OnTap.com Inc...............................................  New Jersey
Caveman Disposition Corp....................................  Massachusetts
Screeem! Inc................................................  Delaware
Storybook Inc...............................................  Delaware
TSI Soccer Corporation......................................  North Carolina
TSI Retail Company..........................................  Delaware